================================================================================

                        J.G. WENTWORTH RECEIVABLES I LLC,
                                 as the Seller,


                         J.G. WENTWORTH & COMPANY, INC.,
                             as the Master Servicer,


                                       and


                         PNC BANK, NATIONAL ASSOCIATION,
                                 as the Trustee,

                             ----------------------

                            SERIES 1997-1 SUPPLEMENT

                            Dated as of June 13, 1997

                                       to

                         POOLING AND SERVICING AGREEMENT

                            Dated as of June 13, 1997


                             ----------------------



$59,546,609 7.80% CLASS A STRUCTURED SETTLEMENT-BACKED PASS-THROUGH TRUST CERTIFICATES, SERIES 1997-1

$11,342,211 5.00% CLASS B STRUCTURED SETTLEMENT-BACKED PASS-THROUGH TRUST CERTIFICATES, SERIES 1997-1


================================================================================

                                TABLE OF CONTENTS

Section                                                                                 Page
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
ARTICLE I
         DEFINITIONS

         SECTION 1.01. Definitions........................................................1

ARTICLE II
         CREATION OF THE SERIES 1997-1 CERTIFICATES

         SECTION 2.01  Designation.......................................................15
         SECTION 2.02  Limitations on the Initial Issuance and Sales
                               or Transfers of Series 1997-1 Certificates................16

ARTICLE III
         TRANSFER OF RECEIVABLES

         SECTION 3.01.  Transfer of Series Trust Assets..................................21
         SECTION 3.02.  Acceptance by Trustee............................................21

ARTICLE IV
         COMPENSATION OF MASTER SERVICER, BACK-UP SERVICER AND
         TRUSTEE

         SECTION 4.01.  Compensation of the Master Servicer, the
                            Back-up Servicer and the Trustee.............................24
         SECTION 4.02.  Successor Master Servicer........................................24

ARTICLE V
         CONDITIONS TO ISSUANCE OF CERTIFICATES

         SECTION 5.01  Conditions to Issuance............................................25

ARTICLE VI
         RIGHTS AND OBLIGATIONS OF SERIES 1997-1 CERTIFICATEHOLDERS;
         ALLOCATION AND APPLICATION OF COLLECTIONS

         SECTION 6.01.  Creation of the Series Accounts for Series
                            1997-1.......................................................26
         SECTION 6.02.  Determination of Payment Amounts; Deposits to
                            and Withdrawals from the Series 1997-1 Reserve Account ......27
         SECTION 6.03.  Distributions....................................................29
         SECTION 6.04.  Allocations......................................................31

ARTICLE VII
         STATEMENTS TO CERTIFICATEHOLDERS


         SECTION 7.01.  Statements to Certificateholders.................................35

Section                                                                                Page
-------                                                                                ----
ARTICLE VIII
         SERIES SIGNIFICANT EVENTS

         SECTION 8.01.  Series Significant Events........................................36

ARTICLE IX
         ADDITIONAL AGREEMENTS AND RIGHTS
         OF THE SELLER AND MASTER SERVICER

         SECTION 9.01.  Reporting Requirements...........................................40

         SECTION 9.02.  Indemnification by the Master Servicer...........................40

         SECTION 9.03.  Optional Repurchase..............................................41

         SECTION 9.04.  Net Worth of the Seller..........................................41


                                       -i-


         SECTION 9.05.  Indemnities by the Seller........................................41

ARTICLE X
         MISCELLANEOUS

         SECTION 10.01.  Ratification of Agreement; Integration..........................43

         SECTION 10.02.  Counterparts....................................................43

         SECTION 10.03.  GOVERNING LAW...................................................44

         SECTION 10.04.  Amendments and Waivers..........................................44

         SECTION 10.05.  Limitations on Liability........................................45

         SECTION 10.06.  Confidentiality.................................................46

         SECTION 10.07.  Tax and Usury Treatment.........................................46

         SECTION 10.08.  Section Headings................................................47

         SECTION 10.09.  Notices.........................................................47

SCHEDULES
---------

Schedule I     --     List of Receivables

Schedule II    --     List of Closing Documents



EXHIBITS
--------

Exhibit A            --   Form of Class A Certificates

Exhibit B            --   Form of Class B Certificates

Exhibit C            --   Form of Daily Report

Exhibit D            --   Form of Monthly Report

Exhibit E            --   Form of Investor Letter

Exhibit F-1    --    Form of Settlement Purchase Agreement

Exhibit F-2    --    Form of Notice of Direction of Payment

Exhibit F-3    --    Form of Irrevocable Special Power of Attorney

Exhibit F-4    --    Form of Absolute Assignment and Waiver of Claim

         SERIES 1997-1 SUPPLEMENT, dated as of June 13, 1997, among J.G. Wentworth Receivables I LLC, a Delaware limited liability company (the "Seller"), J.G. Wentworth & Company, Inc., a Pennsylvania corporation (the "Master Servicer"), and PNC Bank, National Association, a national banking association, as trustee (in such capacity, the "Trustee").


                                    RECITALS

         Section 6.09 of the Agreement provides, among other things, that the Seller and the Trustee may at any time and from time to time enter into a Supplement to the Agreement for the purpose of authorizing the issuance by the Trustee of one or more Series of Certificates. In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the Agreement, the terms and provisions of this Supplement shall govern with respect to Series 1997-1.


                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. Definitions. (a) Whenever used in this Supplement and when used in the Agreement with respect to the Series 1997-1 Certificates, the following words and phrases shall have the following meanings, and the definitions of such terms are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Unless otherwise defined in this Supplement, terms defined in the Agreement are used herein as therein defined.

         "Acceleration Date" shall mean the date occurring on or after the occurrence of any Significant Event described under Section 9.01(a) or 9.01(b) of the Agreement or any Series Significant Event hereunder, upon which the principal and interest of the Series 1997-1 Certificates shall have automatically become or have been declared to be immediately due and payable in accordance with Section 9.02(b) of the Agreement.

         "Accredited Investor" shall mean an accredited investor under (and as defined in) Rule 501(a) under the Act.

         "Adjusted Capital Account" shall mean the Capital Account of any Series 1997-1 Certificateholder after crediting to such Capital Account any amounts which such Certificateholder is deemed to be obligated to restore pursuant to
Section 1.704- 1(b)(2)(ii)(c), 1.704-1(b)(2)(ii)(h), 1.704-2(g) or 1.704-2(i)(5)
of the Regulations.

         "Adjusted Capital Account Deficit" shall mean the deficit balance, if any, in any Series 1997-1 Certificateholders' Adjusted Capital Account as of the end of the relevant Fiscal Year after giving effect to the following adjustments: (a) credit to such Adjusted Capital Account any amounts which such Certificateholder is obligated to restore to the Trust upon liquidation of the

Trust pursuant to this Supplement and (b) debit to such Adjusted Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704- 1(b)(2)(ii)(d) of the Regulations (captioned "Alternate Test for Economic Effect") and shall be interpreted consistently therewith.

         "Agreement" shall mean, for purposes of this Supplement, the Pooling and Servicing Agreement dated as of June 13, 1997 among the Seller, the Initial Master Servicer and the Trustee (without regard to this Supplement or Supplements for other Series), as the same may be amended, supplemented or otherwise modified from time to time.

         "Amortization Date" shall mean with reference to Series 1997-1, the Series Closing Date in respect of Series 1997-1.

         "Available Seller Funds" shall mean, at any time, all cash of the Seller to the extent fully distributable by the Seller at the Seller's discretion.

         "Back-up Servicing Fee" shall mean, for any Distribution Date with respect to Series 1997-1, the sum of (i) the product of (x) 1/12 (or, in the case of the initial Distribution Date, a fraction, the numerator of which is the number of days from (and including) the Series Issuance Date to (but excluding) such Distribution Date and the denominator of which is 360), (y) the per annum fee for the Collection Period preceding such Determination Date determined in accordance with the fee schedules attached to the Back-up Servicing Agreement and relating to fees for performing its duties in such capacity with respect to this Series and each other Series issued under the Agreement and (z) the Aggregate Discounted Receivables Balance of all Series Receivables on first day of the Collection Period immediately preceding such Distribution Date, (ii) the product of (x) the amount of any fee charged from time to time for the standby support obligations of the Back-up Servicer pursuant to the Back-up Servicer Agreement and (y) a fraction to be determined on the Series Closing Date and on each anniversary thereof, the numerator of which is the Aggregate Discounted Receivables Balance of the Series Receivables for Series 1997-1 on such date and the denominator of which is the Aggregate Discounted Receivables Balance of the Series Receivables of all Series on such date, (iii) such other amounts as may payable as fees for special services during the Collection Period preceding such Distribution Date pursuant to the Back-up Servicing Agreement, and (iv) any accrued but unpaid Back-up Servicing Fees with respect to any Distribution Dates preceding the Distribution Date for which such determination is being made.

         "Business Day" shall mean any day that is a Business Day under the Agreement.

         "Capital Account" shall mean the account maintained by the Seller on behalf of the Trust for certain Series 1997-1 Certificateholder as and to the extent provided in Section 6.04.


         "Capital Contribution" shall mean with respect to any Series 1997-1 Certificateholder, the amount of cash and the fair market value of any property (other than cash, as determined by Wentworth in its commercially reasonable judgment) contributed to the Trust in respect of Series 1997-1 by such Certificateholder in exchange for an Interest.

         "Certificateholder Nonrecourse Debt" shall mean "partner nonrecourse debt" within the meaning set forth in Section 1.704-2(b)(4) of the Regulations.

         "Certificateholder Nonrecourse Debt Minimum Gain" shall mean
"partner nonrecourse debt minimum gain" within the meaning set forth in Section 1.704-2(i)(3) of the Regulations.

         "Certificateholder Nonrecourse Deductions" shall mean "partner nonrecourse deductions" within the meaning set forth in Sections 1.704-2(i)(1) and (2) of the Regulations.

         "Certificate Purchase Agreement" shall mean the Certificate Purchase Agreement dated as of June 13, 1997, among the Trust, the Seller and those Person parties thereto as "Purchasers" thereunder.

         "Certificate Rate" shall mean (a) with respect to the Class A Certificates, a per annum rate equal to 7.80%, and (b) with respect to the Class B Certificates, a per annum rate equal to 5.00%.

         "Class A Certificate" shall mean any of the 7.80% Class A Structured Settlement-Backed Pass-Through Trust Certificates, Series 1997-1, and "Class A Certificates" shall mean all such Certificates, each of which

Certificates shall be in substantially the form of that attached hereto as Exhibit A.

         "Class A Interest Distribution Amount" shall mean, with respect to any Distribution Date, the Interest Distribution Amount for Class A on such date.

         "Class B Certificate" shall mean any of the 5.00% Class B Structured Settlement-Backed Pass-Through Trust Certificates, Series 1997-1, and "Class B Certificates" shall mean all such Certificates, each of which Certificates shall be in substantially the form of that attached hereto as Exhibit B.

         "Class B Interest Distribution Amount" shall mean, with respect to any Distribution Date, the Interest Distribution Amount for Class B on such date.

         "Collection Date" shall mean, with reference to Series 1997-1, the earlier of (a) the date following the Series Closing Date on which the principal amount of the Series 1997-1 Certificates, all interest thereon and all fees and other amounts payable in connection therewith have been paid in full and (b) the date of termination of the Trust in accordance with Section 12.01 of the Agreement.


         "Control Party" shall mean for purposes of Series 1997- 1, the Majority Certificateholders or any representative thereof which has been appointed or designated by the Majority Certificateholders.

         "Daily Report" shall mean a report in the form of that attached hereto as Exhibit C to be delivered by the Master Servicer to the Trustee and the Collateral Trustee on each Business Day and relating to the immediately preceding Business Day.

         "Defaulted Receivable" shall have the meaning specified in the Agreement.

         "Discount Rate" shall mean a per annum rate equal to 9.05%.

         "Distribution Date" shall mean the 15th day of each calendar month (commencing on July 15, 1997) or, if such day is not a Business Day, the immediately succeeding Business Day.

         "Eligible Receivable" shall mean a Series Receivable in respect of which, on the Series Closing Date:

                  (a) (x) all Scheduled Payments required to be made thereon to the Company and the Seller from the time of their acquisition of such Receivable to the applicable Series Closing Date for the Series to be secured thereby have been paid (or no portion thereof is past due more than 30 days) and (y) no such Scheduled Payments have been diverted from the Company or the Seller, unless, in the case of this clause (y), such Receivable shall have been and continues to be Rehabilitated, it being understood that only such portion of such Receivable that has been Rehabilitated shall be deemed to be an Eligible Receivable pursuant to this clause (a);

                  (b) the underlying Structured Settlement (x) does not arise from a court judgment that is subject to court approval or appeal and
         (y) is the subject of a Qualified Assignment;

                  (c) the underlying Settlement is denominated and payable only in U.S. Dollars;

                  (d) the underlying Settlement Agreement releases all liable parties (other than the Qualified Assignee) under the applicable Settlement Agreement from all liability pertaining thereto;

                  (e) the underlying Settlement Agreement is not governed by the law of a state which expressly prohibits the assignability of proceeds of Settlements;

                  (f) in the event the Claimant thereon was married at any time on or after the date upon which the underlying Settlement Agreement was entered into, all documents evidencing and effecting the original purchase by the Company of the Claimant's right to receive the Scheduled Payments are signed by the Claimant's spouse or either (x) a court having jurisdiction has determined (as evidenced by appropriate orders or a divorce decree issued thereby) that no former spouse has any rights in, to or under any such Receivable or (y) the Company shall have received an opinion of counsel acceptable to it opining that the right to receive the Scheduled Payments thereunder is not marital property to which any such spouse has any rights;

                  (g) the related Claimant's attorney issued an estoppel letter to the Company certifying that the Claimant understood the nature and financial implications of the transaction contemplated under the related Settlement Purchase Agreement;

                  (h) the following are true: (x) such Receivable is not subject to any lien, encumbrance, deduction, withholding, dispute or set-off with respect thereto; provided that only such portion of such Receivable which is subject to such lien, claim, encumbrance, deduction, dispute or set-off shall be deemed ineligible pursuant to this clause (x), (y) such Receivable is a "general intangible" within the meaning of the UCC of the state in which the Claimant thereon has its residence, and is not evidenced by any instrument or chattel paper and (z) such Receivable is not a Defaulted Receivable, a Commutable Settlement or a Non-Guaranteed Settlement;

                  (i) the Back-up Servicer has received all documents required to be delivered with respect thereto pursuant to the Back-Up Servicing Agreement, and has received a Settlement Purchase Agreement, a Notice of Direction of Payment, an Irrevocable Special Power of Attorney and an Absolute Assignment and Waiver of Claim, each of which such specified agreements shall be in substance similar in all material respects to the forms of such agreements set forth as Exhibit F-1, F-2, F-3 and F-4, respectively;

                  (j) all notices and filings required to (x) create a first priority ownership interest therein in favor of the Seller and (y) perfect a first priority ownership or security interest therein in favor of the Trust, in each case, enforceable as against the Claimant, the Claimant's creditors and/or a bankruptcy trustee or debtor-in-possession of or for the Claimant have been given or made;

                  (k) the Claimant thereon has represented in writing or in a freely taped telephone conversation that such Claimant sold such Receivable of his own free will, that such Claimant received proper advisory services in support of the sale of such Receivable;

                  (l) the Claimant thereon has represented in writing or in a freely taped telephone conversation that (a) either (x) such Claimants Settlement is not his/her primary source of income, or (y) such Claimant is physically capable of gaining employment and (b) such Claimant has consulted independent counsel in connection with the sale of such Receivable and the consequences associated therewith;

                  (m) prior to the date of the purchase of such Receivable by the Company, at least six months had elapsed from the date the Claimant thereon originally entered into the related Settlement Agreement or at least one Scheduled Payment thereunder had been made to such Claimant thereunder;

                  (n) the Company and the Seller shall have obtained a first priority, indefeasible ownership interest therein;

                  (o) the Collections thereon have been directed to be made directly from the Annuity Provider relating thereto to a Lock-Box Account or a related lock-box;

                  (p) the Claimant thereon did not at the time of its sale of such Receivable to the Company pursuant to the applicable Settlement Purchase Agreement reside in a Prohibited State;

                  (q) the Claimant has executed and delivered to the Company a Power of Attorney in favor of the Company (with a full power of substitution by the Company), and such Power of Attorney has been delivered to the Back-Up Servicer;

                  (r) neither the related Settlement Agreement nor the Qualified Assignment relating thereto releases the Qualified Assignee from liability thereunder as a result of the existence of the Qualified Annuity Contract issued to fund the Settlement relating thereto; and

                  (s) neither the Settlement Agreement nor the Qualified Assignment relating thereto contains any provision requiring the Claimant thereon to maintain the confidentiality of the terms of such agreement.

         "Fiscal Year" shall mean the taxable year of the Trust which, except in the case of a short taxable year, shall be the calendar year (or such other year as is required by Section 706(b) of the Internal Revenue Code).

         "Indemnified Loss" shall have the meaning specified in Section 9.02.

         "Indemnified Party" shall have the meaning specified in Section 9.02.

         "Intended Characterization" shall have the meaning, with respect to the Class A Certificates and the Class B Certificates, as is set forth in Section 10.07.

         "Interest" shall mean the ownership interest of a Certificateholder in the Trust at any particular time, including the right of such Certificateholder to any and all benefits to which such Certificateholder may be entitled as provided in the Supplement.

         "Interest Distribution Amount" shall mean, with respect to any Distribution Date for any Class, an amount equal to the sum of (a) the product of (i) a fraction, the numerator of which is the number of days from and including the Distribution Date (or, in the case of the first Distribution Date, the Series Issuance Date) immediately preceding the Distribution Date in respect of which such determination is being made to (but excluding) the date immediately preceding such Distribution Date in respect of which such determination is being made and the denominator of which is 360, (ii) the Certificate Rate applicable to such Class and (iii) the Aggregate Principal Balance of such Class on the immediately preceding Distribution Date (or, in the case of the initial Distribution Date, on the Series Issuance Date) after giving effect to any distributions made on such preceding Distribution Date to the Certificateholders of such Class in reduction of the Aggregate Principal Balance thereof, plus (b) any unpaid amounts in respect of the Interest Distribution Amount for such Class with respect to any Distribution Date preceding the Distribution Date for which such determination is being made, together (unless prohibited by applicable law) with interest thereon at the Certificate Rate.

         "Investment Proceeds" shall have the meaning specified in Section 6.01(c).

         "Investment Proceeds Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Investment Proceeds Account shall initially be account number 47-47-002-3011557 established and maintained with PNC Bank, National Association at PNC Bank, DE, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

         "Investor Collections" shall mean, with reference to Series 1997-1, Collections.

         "Investor Letter" shall mean a certificate in the form of Exhibit E attached hereto to be delivered by each purchaser or transferee of a Series 1997-1 Certificate (other than a Certificateholder that is a party as a purchaser to the Certificate Purchase Agreement).

         "Institutional Accredited Investor" shall mean an Accredit Investor under (and as defined in) Rule 501(a)(1) and (3) under the Act.

         "Litigation Loss" shall mean, with respect to any Receivable, the aggregate dollar amount of any past and/or future Scheduled Payments thereon which are required to be refunded, surrendered or otherwise returned by the Trust or the Series 1997-1 Certificateholders or rendered uncollectible by the Trust (calculated on a present value basis discounted at the Discount Rate) as a result of the entry by a court of competent jurisdiction in a proceeding involving such Receivable of a final, non-appealable judgment holding that, on the sole basis that such assignment was prohibited by the terms of the Settlement Agreement (and on no other basis), the Company (and hence its direct and indirect assignees, including the Trust) did not receive a security interest or ownership interest in such Receivable enforceable against the Claimant or its creditors.

         "Litigation Loss Trigger Date" shall mean the date declared as such by the Control Parties by written notice to the Trustee and the Seller after the incurrence of Litigation Losses equaling or exceeding, in the aggregate, $1,000,000 in any twelve month period or $5,000,000 since the Series Issuance Date.

         "Majority Certificateholders" shall mean, at any time with reference to the Series 1997-1 Certificates, the holders of Class A Certificates evidencing more than 50% of the Aggregate Principal Balance of the Class A Certificates (in each case, as calculated without giving effect to any Series 1997-1 Certificates owned of record by any Affiliated Entities).

         "Majority Control Parties" shall have the meaning assigned to such term in the Agreement; provided that such term shall for all purposes under the Agreement be deemed to require the inclusion therein of the Control Party for this Series.

         "Master Servicing Fee" shall mean, with respect to any Distribution Date in respect of Series 1997-1, the sum of (a) the product of (x) 1/12 (or, in the case of the initial Distribution Date, a fraction, the numerator of which is the number of days from (and including) the Series Issuance Date to (but excluding) such Distribution Date and the denominator of which is 360), (y) the average daily Aggregate Discounted Receivables Balance of the Series Receivables for the Collection Period ending immediately prior to such Distribution Date and
(z) the Master Servicing Fee Rate, plus (b) any unpaid Master Servicing Fees in respect of Series 1997-1 for any Distribution Date preceding the Distribution Date for which such determination is being made; provided, however, that no Master Servicing Fee with respect to Series 1997-1 shall be payable with respect to any portion of any Collection Period for which the Back-up Servicer is acting as the Successor Servicer with respect to Series 1997-1.

         "Master Servicing Fee Rate" shall mean (a) 1.00% per annum or (b) in respect of any Collection Period (or portion thereof) during which any Successor Servicer (other than the Back-Up Servicer) is acting as Master Servicer and such Successor Servicer shall have notified the Trustee that the Master Servicing Fee Rate is insufficient, then such other rate (x) as shall be specified by such Successor Servicer but not to exceed 120% of the actual reasonable out-of-pocket costs and expenses (including any conversion costs) reasonably incurred by such Successor Master Servicer in performing its duties hereunder and under the Agreement with respect to the Series Trust Assets and (y) in respect of which each Rating Agency then rating the Series 1997-1 Certificates shall have confirmed that as a result of such fee increase, the ratings of such Certificates would not be reduced or withdrawn.

         "Monthly Report" shall mean a report in the form of that attached hereto as Exhibit D to be delivered by the Master Servicer to the Trustee on or prior to 3:00 p.m. (New York time) on each Series Determination Date relating to the immediately preceding Collection Period.

         "Operative Documents" shall have the meaning specified in the Agreement.

         "Original Aggregate Discounted Receivables Balance of the Series Receivables" shall mean the Aggregate Discounted Receivables Balance of the Series Receivables calculated as of the Series Cut-Off Date discounted at the Discount Rate.

         "Original Class A Certificate Principal Balance" shall mean
$59,546,609.

         "Original Class B Certificate Principal Balance" shall mean
$11,342,211.

         "Overcollateralization Default" shall mean, at any time, that the Aggregate Discounted Receivables Balance of all Series 1997-1 Trust Receivables (other than any such Receivables which became Defaulted Receivables and have not been Rehabilitated or been replaced by new Series Receivables in accordance with
Section 2.06(f) of the Agreement) at such time shall equal or be less than the Aggregate Principal Balance of the Class A Certificates at such time.

         "Placement Agent" shall mean ING Baring (U.S.) Securities, Inc.

         "Prohibited State" shall mean any of Connecticut, Louisiana, Tennessee and Vermont.

         "Projected Class A Payment Date" means the earlier of (i) April 15, 2006 and (ii) the Acceleration Date.

         "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A under the Act.

         "Record Date" shall mean, with respect to any Distribution Date, the 10th day of the calendar month (or, if such day is not a Business Day, the immediately succeeding Business Day) in which such Distribution Date occurs.

         "Regulations" shall mean the Treasury Regulations promulgated under the Internal Revenue Code, including proposed regulations.

         "Regulatory Allocations" shall mean the allocations set forth in Sections 6.04(c), 6.04(d), 6.04(e) and 6.04(f).


         "Related Property" shall have the meaning with reference to Series 1997-1 as is specified in the Agreement and shall also include all rights to, and monies from time to time on deposit in, the Series 1997-1 Reserve Account, and all Eligible Investments acquired with such amounts and all Investment Proceeds thereof and to which the Series 1997-1 Certificateholders are entitled, in each case, in accordance with Section 6.02(c).

         "Sale," "Sell" and "Sold" shall have the meanings specified in Section 2.02(b).

         "Series Accounts" shall have the meaning with respect to Series 1997-1 specified in Section 6.01.

         "Series Closing Date" shall mean, with reference to Series 1997-1, June 13, 1997.

         "Series Collection Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Series Collection Account shall initially be account number 47-47-002-3011549 established and maintained with PNC Bank, National Association at PNC Bank, DE, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

         "Series Cut-Off Date" shall mean, with reference to Series 1997-1, the Series Closing Date.

         "Series Determination Date" shall mean, with reference to Series 1997-1, the 10th day of each calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

         "Series Issuance Date" shall mean, with reference to Series 1997-1, the Series Closing Date for Series 1997-1.

         "Series Payment Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Series Payment Account shall initially be account number 47-47-002-3011565 established and maintained with PNC Bank, National Association at PNC Bank, DE, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

         "Series Receivables" shall mean, with reference to Series 1997-1, those Receivables identified on the List of Receivables attached hereto as Schedule I, together with any other Receivables identified in any subsequent List of Receivables delivered to the Trustee with respect to any new Receivable being added as a Series Receivable in accordance with Section 2.06(f) of the Agreement.

         "Series Significant Event" shall have the meaning specified in Section 8.01.

         "Series Trust Assets" shall mean, with respect to Series 1997-1, all of the Series Receivables, all Related Property relating thereto, all Collections thereof and all products and proceeds thereof (excluding only Class A Certificates or Class B Certificates), accessions thereto and substitutions therefor. Without limiting the foregoing in any way, the Series Trust Assets for Series 1997-1 shall include all of the Seller's rights, title, interests, remedies, powers and privileges in and under the following:

                  (a) the Series Receivables;

                  (b) all monies and other items on deposit on the Series 1997-1 Reserve Account;

                  (c) all Collections received under the Series Receivables or any Related Property relating thereto on or after the Series Cut-Off Date, other than such amounts payable to the Claimants as Split Payments in accordance with the related Settlement Purchase Agreements and the Credit Policy Manual;

                  (d) the Lock-Box Accounts and the related lock-boxes to which (and to the extent of) any Collections on the Series Receivables are remitted; the Series Payment Account and the Series Collection Account; the Master Collection Account to the extent of any Collections of Series Receivables deposited therein; all monies and other items from time to time on deposit therein, all Eligible Investments purchased with any such amounts and all investment income earned thereon;

                  (e) all security interests or liens and property subject thereto from time to time purporting to secure payment of the Series Receivables;

                  (f) all other agreements or arrangements of whatever character (including guaranties, letters of credit, annuity contracts (including, Qualified Annuity Contracts) or other credit support) from time to time supporting or securing payment of the Series Receivables whether pursuant to a Settlement Agreement, a Qualified Assignment, a Qualified Annuity Contract, a Settlement Purchase Agreement or any other agreement related to such Receivable or otherwise;

                  (g) the rights of the Trustee for the benefit of the Certificateholders under the Pooling and Servicing Agreement and the Back-up Servicing Agreement to the extent relating to the Series Trust Assets;

                  (h) as against the Company under the Seller Purchase Agreement to the extent relating to the Series Trust Assets;

                  (i) all UCC financing statements filed by the Company against the Claimants under the Series Receivables (and the provision of Section 3.01 hereof shall be deemed to constitute an assignment thereof by the Seller to the Trustee for purposes of the UCC of all applicable jurisdictions) and by the Seller against the Company; and


                  (j) the rights and remedies of the Company under and pursuant to each of the Settlement Purchase Agreements relating to the Series Receivables and all rights of the Company in, to and under the Powers of Attorney delivered by the Claimants of the Series Receivables.

         "Series 1997-1" shall mean the Series of Investor Certificates, the terms of which are specified in this Supplement.

         "Series 1997-1 Certificateholder" shall mean the Person in whose name a Series 1997-1 Certificate is registered in the Certificate Register.

         "Series 1997-1 Certificate" shall mean any one of the Investor Certificates executed, authenticated and delivered by the Trustee pursuant to this Supplement, substantially in the form of Exhibit A or Exhibit B hereto.

         "Series 1997-1 Reserve Account" shall mean the segregated bank account established and designated as such pursuant to Section 6.01(a). The Series 1997-1 Reserve Account shall initially be account number 47-47-002-3011573 established and maintained with PNC Bank, National Association at PNC Bank, DE, 222 Delaware Avenue, 17th Floor, Wilmington, DE 19801.

         "Servicer Default" shall mean, with reference to Series 1997-1, the occurrence of any of the following:

                  (a) (x) any failure by the Master Servicer to remit any funds received by it in accordance with Section 3.04(b) of the Agreement, or
         (y) any failure (other than as described in clause (x) above) by the Master Servicer to make any allocation of any material payment or to make any payment, transfer or deposit or, if applicable, to give instructions or notice to the Trustee or the Collateral Trustee to make such payment, transfer or deposit, in either case, required to be made under the Agreement or any of the other Operative Documents on or before the date occurring five Business Days after the date such payment, transfer or deposit or such instruction or notice is required to be made or given, as the case may be (in each case, whether relating to Series 1997-1 or any other Series);

                  (b) the Master Servicer shall assign its duties under the Agreement or hereunder other than as permitted by Section 8.02 of the Agreement; or

                  (c) any failure by the Master Servicer duly to observe or perform in any material respect any other covenant or agreement by it under the Agreement or hereunder, which failure (other than a failure to comply with Section 8.02) (x) continues unremedied for thirty days after the earlier of (1) the date upon which written notice of such failure shall have been given to it by the Trustee, the Collateral

         Trustee, or to the Master Servicer and the Trustee by the Back-up Servicer, any Series 1997-1 Certificateholder, the Collateral Trustee or the Control Party and (2) to the extent such Master Servicer is an Affiliated Entity, the date upon which a Responsible Officer of such Affiliated Entity obtained actual knowledge of such failure, and (y) has, or could reasonably be expected to have, a material adverse effect on the Series 1997-1 Certificateholders (other than the Affiliated Entities), any of the Series Receivables or the Trust;

                  (d) any representation, warranty or certification made or deemed to have been made by the Master Servicer under or in connection with this Supplement, the Agreement or any of the other Operative Documents shall prove to have been incorrect in any material respect when made or deemed to have been made or remade, which incorrectness
         (x) continues unremedied for thirty days after the earlier of (1) the date upon which written notice of such incorrectness shall have been given to it by the Trustee, or to the Master Servicer and the Trustee by the Back-up Servicer, any Series 1997-1 Certificateholder or the Control Party and (2) to the extent such Master Servicer is an Affiliated Entity, the date upon which a Responsible Officer of such Affiliated Entity obtained actual knowledge of such incorrectness and
         (y) has, or could reasonably be expected to have, a material adverse effect on the Series 1997-1 Certificateholders (other than the Affiliated Entities), any of the Series Receivables or the Trust; or

                  (e) the Master Servicer shall become the subject of an Insolvency Event; or

                  (f) an Overcollateralization Default.

         "Specified Series 1997-1 Reserve Balance" shall mean, with respect to the Series 1997-1 Reserve Account, a balance on deposit therein equal on each Distribution Date (after giving effect to all withdrawals to be made therefrom in respect of such Distribution Date) to the lesser of (i) 1% of the Original Aggregate Discounted Receivables Balance of the Series Receivables and (ii) the Aggregate Principal Balance of the Class A Certificates on such date (after giving effect to all distributions to be made on such date in reduction of the Aggregate Principal Balance of such Certificates).

         "Supplement" shall mean this Series 1997-1 Supplement.

         "Trustee Fee" shall mean, with respect to any Distribution Date in respect of Series 1997-1, the sum of (a) the product of (x) 1/12 (or, in the case of the initial Distribution Date, a fraction, the numerator of which is the number of days from (and including) the Series Issuance Date to (but excluding) such Distribution Date and the denominator of which is 360), (y) the average daily Aggregate Discounted Receivables Balance of the Series Receivables for the Collection Period ending immediately prior to such Distribution Date, (z) .018%

per annum, plus (b) any unpaid Trustee Fees in respect of Series 1997-1 for any Distribution Date preceding the Distribution Date for which such determination is being made.

         "Trust Minimum Gain" shall mean "partnership minimum gain" within the meaning set forth in Sections 1.704-2(b)(2) and (d) of the Regulations.

         "Trust Nonrecourse Debt" shall mean "nonrecourse debt" within the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

         "Trust Nonrecourse Deductions" shall mean "nonrecourse deductions" within the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

                  (b) All capitalized terms used herein and not otherwise defined herein have the meanings ascribed to them in the Agreement.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Supplement shall refer to this Supplement as a whole and not to any particular provision of this Supplement; references herein to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Supplement unless otherwise specified; and the term "including" means "including without limitation".


                                   ARTICLE II
                   CREATION OF THE SERIES 1997-1 CERTIFICATES

         SECTION 2.01 Designation. There is hereby created a series of Certificates to be issued pursuant to the Agreement and this Supplement to be known as "Series 1997-1 Certificates," which shall consist of a senior Class to be known as the "7.80% Class A Structured Settlement-Backed Pass-Through Trust Certificates, Series 1997-1" and a subordinated Class to be known as the "5.00% Class B Structured Settlement-Backed Pass-Through Trust Certificates, Series 1997-1." The Series 1997-1 Certificates shall be issued in a minimum denomination of $100,000 and in integral multiples of $100,000 in excess thereof. Subject to the conditions set forth in Article IV, the Trustee shall execute, authenticate and deliver the Series 1997-1 Certificates, in accordance with the Seller's direction to be set forth in a Seller Order delivered to the Trustee on or before the Series Closing Date, (i) in the case of the Class A Certificates, in an aggregate principal amount equal to the Original Class A Certificate Principal Balance and (ii) in the case of the Class B Certificates, in an aggregate principal amount equal to the Original Class B Certificate Principal Balance. Each of the Series 1997-1 Certificates shall be executed, authenticated and delivered in the manner and at the times for authentication and delivery of Certificates as are specified in Article VI of the Agreement and the aforementioned Seller Order. There shall be no Seller Certificate issued in connection with Series 1997-1.


         SECTION 2.02 Limitations on the Initial Issuance and Sales or Transfers of Series 1997-1 Certificates. (a) Without limiting the provisions of the Agreement in any way, each Certificateholder by its purchase of a Series 1997-1 Certificate will be deemed to acknowledge that the Series 1997-1 Certificates have not been and will not be registered under the Act or under any states' securities laws. As such, the initial issuance of the Series 1997-1 Certificates on the Series Issuance Date may only be made by the Trustee to investors that are Institutional Accredited Investors (or, in the case of the Class B Certificates being issued to any Affiliated Entities, Accredited Investors), and which have delivered to the Trustee on or before the Series Issuance Date an Investor Letter (or, to the extent such purchaser is a party to the Certificate Purchase Agreement, the Certificate Purchase Agreement executed by such purchaser).

         (b) Without limiting the provision of Section 6.10 of the Agreement in any way, none of the Series 1997-1 Certificates may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, as defined for purposes of this Section, being called a "Sale", with "Sell" and "Sold" having a correlative meaning), unless such Sale is made:

                  (w) to the Seller;

                  (x) in the United States of America to Institutional Accredited Investors (or, in the case of any such Sale to an Affiliated Entity, the Company or any Affiliate thereof, an Accredited Investor) in a transaction exempt from the registration requirements of the Act and to whom such sale or transfer is being made pursuant to an available exemption from the registration requirements of applicable state securities laws, in any case, upon delivery to the Trustee and the Seller (or any designated agent of either of the foregoing) of an Investor Letter and, if requested by the Trustee and/or the Seller, an opinion confirming the availability of such exemptions to any such Sale rendered by a nationally recognized law firm and in form and substance satisfactory to the Trustee and/or the Seller, as the case may be;

                  (y) in the United States of America to a transferee that such Holder reasonably believes is a Qualified Institutional Buyer purchasing such Series 1997-1 Certificates for its own account or for the account of another Person that is a Qualified Institutional Buyer in a transaction exempt from the registration requirements of the Act pursuant to Rule 144A thereunder, and which transferee is aware that the proposed Sale is being made in reliance on Rule 144A under the Act and to whom such Sale is being made pursuant to an available exemption from the registration requirements of applicable state securities laws, in any case, upon delivery to the Trustee and/or the Seller (or any designated agent of either of the foregoing) of an Investor Letter and, if requested by the Trustee and/or the Seller, an opinion confirming the availability of such exemptions to any such Sale rendered by a nationally recognized law firm and in form and substance satisfactory to the Trustee and/or the Seller, as the case may be; or

                  (z) in the United States of America to a transferee to whom such Sale is being made in reliance on Rule 144 under the Act and to whom such Sale is being made pursuant to an available exemption from the registration requirements of all applicable state securities laws, upon delivery to the Trustee and the Seller (or any designated agent of either of the foregoing) of an Investor letter and, if requested by the Trustee and/or the Seller, an opinion confirming the availability of such exemptions to any such Sale rendered by a nationally recognized law firm and in form and substance satisfactory to the Trustee and/or the Seller, as the case may be, and in any event, the Certificate Registrar and Transfer Agent shall have received, prior to the date of any such proposed Sale, a written instrument of Sale executed by the transferring Certificateholder and the Trustee.

         (c) Without limiting in any way Section 6.09, Section 6.10 or any other Section of the Agreement, the following restrictions shall apply to all Sales of the Series 1997-1 Certificates (whether such Sale is the initial issuance on the Series Issuance Date or a subsequent sale on any other date):

                  (i) The Series 1997-1 Certificates shall bear a legend regarding the restrictions on transfer as set forth herein which shall be in substantially the forms set forth in the forms of the Series 1997-1 Certificates attached hereto as Exhibit A and B.

                  (ii) Each Series 1997-1 Certificateholder (other than the Seller, the Company or Stone International LLC (if such Persons are Series 1997-1 Certificatehold- ers)), by accepting a beneficial interest in the Series 1997-1 Certificates shall be required to represent and warrant for the benefit of the Trust, the Trustee, the Seller and the other Certificateholders that such Person is not and will not become a Pass-Through Entity for so long as it holds any Certificates.

                  (iii) No Series 1997-1 Certificate may be acquired, sold, traded or transferred, nor may any interest in a Series 1997-1 Certificate be marketed, on or through (A) an "Established Securities Market" within the meaning of Section 7704(b)(1) of the Internal Revenue Code and any proposed, temporary or final United States Treasury Department regulations thereunder, including, without limitation, an over-the-counter market or an interdealer quotation system that regularly disseminates firm buy or sell quotations or (B) a "Secondary Market" within the meaning of Section 7704(b)(2) of the Internal Revenue Code and any proposed, temporary or final United States Treasury Department regulations thereunder, including a market wherein any Person making a market in such interest and a market wherein any Person regularly makes available bid or offer quotes with respect to interests in the Series 1997-1 Certificates and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others.


                  (iv) No Series 1997-1 Certificates shall be Sold to (u) any Foreign Person, (v) any Pass-Through Entity, (w) any Person that is, or is required to be (regardless of whether it in fact is), a registered "investment company" under the Investment Company Act or is excluded from the definition of "investment company" under the Investment Company Act pursuant to Section 3(c)(1) or Section 3(c)(7) thereof, in each case, to the extent that such Person would beneficially own, at the time of (and after giving effect to) such transfer, 10% or more of either (1) the Aggregate Principal Balance of the Series 1997-1 Certificates outstanding at such time or (2) the Aggregate Principal Balance of all Certificates of all Series outstanding at such time, (x) any other

         Person which for purposes of the Investment Company Act (A) was formed for the purpose of investing in the Series 1997-1 Certificates or would otherwise be treated as more than one Person for purposes of determining the number of owners of the Certificates issued by the Trust or (B) would cause the number of beneficial owners of the securities issued by the Trust (other than short term paper) to exceed 100, (y) any Person in respect of which the purchase or holding thereof would constitute a "prohibited transaction" under ERISA or Section 4975 of the Internal Revenue Code or would cause the assets of the Trust to be deemed to be assets of any "Employee Benefit Plan" for purposed of ERISA or to be assets of "Plan" for purposes of Section 4975 of the Code, or (z) any Person if such Sale to such Person would cause the Trust to have more than 85 beneficial owners (other than the Seller, the Company or any Affiliate of either of the foregoing) of the Certificates issued by the Trust (after application of applicable ownership and anti-avoidance rules under Section 7704 of the Internal Revenue Code and the United States Treasury Department regulations thereunder or would cause the Trust (or any portion thereof) to be classified as a publicly traded partnership for federal income tax purposes (and, in each of the cases in clauses (u), (v), (w), (x) (other than subclause (B) thereof) and (y), each prospective purchaser shall be required to represent and warrant that it is not such a Person prior to its purchase of any Series 1997-1 Certificate and to the extent any such representation and warranty is incorrect such sale shall be rescinded and deemed not to have occurred).

                  (iii) Each Holder of any Series 1997-1 Certificates will notify any prospective purchaser, pledgee or other transferee of any Series 1997-1 Certificates from such Holder of the transfer restrictions referred to in this Section 2.02(a) and in Section 6.10 of the Agreement.

         (d) The Seller shall make available to any selling Holder of Series 1997-1 Certificates and any prospective transferee of such Series 1997-1 Certificates such information as is required under Rule 144A(d)(4) under the Act in connection with the resale of any such Series 1997-1 Certificates, promptly after the same is requested.

         (e) Upon (x) the affirmative vote of all of the Holders of the Class B Certificates and (y) the confirmation by each of the Rating Agencies rating the Class A Certificates that such ratings would not be reduced or withdrawn as a result of the following, the Class B Certificateholders may cause the Seller to issue a Seller Order instructing the Trustee to subdivide the Class B Certificates into additional Classes (none of which shall have any rights or remedies greater than those of the Class B Certificates hereunder and under the Agreement) upon the delivery to the Trustee and the Seller of a supplement hereto setting forth the relative designations and rights and remedies of such Classes, the Intended Tax Characterization of such Classes, a Tax Opinion, an opinion of counsel, in form and substance reasonably satisfactory to the Trustee, the Control Party and the Seller, confirming that such issuance would not impair or adversely effect the Class A Certificateholders, and such other opinions of counsel as the Trustee and/or the Seller shall request, in each case, in form and substance reasonably satisfactory to the Trustee and the Seller. Each such new Class issued pursuant to such Seller Order and such supplement hereto would be subject to all of the terms and provisions hereof, of the Agreement and of any such supplement hereto; provided, that in the event any terms or provisions of any such supplement hereto entered into in connection with any such subdivision of Class B shall in any way conflict with the terms or the intent hereof or of the Agreement, the terms of this Supplement or the Agreement, respectively, shall govern. The Series 1997-1 Certificates issued in substitution for the Class B Certificates being so subdivided shall be issued only to the existing

Class B Certificateholders which can then Sell any or all of them in accordance with the terms hereof and of Section 6.10 of the Agreement.

         (f) Notwithstanding anything contained herein to the contrary, the Seller shall not transfer any interest in the Class B Certificates except (x) for fair consideration (as determined in the reasonable judgment of the Designated Manager of the Seller), (y) upon not less than 5 Business Days' prior written notice to each of the Rating Agencies then rating any of the Series 1997-1 Certificates and (z) in respect of which transfer, the Seller shall have delivered to each such Rating Agency an opinion of counsel in form and substance reasonably satisfactory to each such Rating Agency confirming the nature of the Transfer of the Series Receivables by the Company to the Seller as being absolute transfers. It is expressly understood that, if the Seller satisfies the foregoing conditions, the Seller shall be allowed to sell its interest in the Class B Certificates notwithstanding anything contained herein or in the Pooling and Servicing Agreement to the contrary.


                                   ARTICLE III
                             TRANSFER OF RECEIVABLES

         SECTION 3.01. Transfer of Series Trust Assets. (a) The Seller hereby

Transfers all of its rights, title and interest in the Series Trust Assets to the Trust, for the benefit of the Holders of the Series 1997-1 Certificates.

         (b) Such Transfer shall not be deemed to constitute, nor is it intended to result in, an assumption by the Trust, the Trustee or any Holder of any Series 1997-1 Certificate of any obligation of the Claimant, the Company, the Seller or any other Person in connection with the Series Receivables or under any Settlement Agreement relating to the Series Receivables, any Settlement Purchase Agreement relating to the Series Receivables or the Seller Purchase Agreement or under any agreement or instrument relating to any of the foregoing, including, without limitation, any obligation to any Claimant.

         (c) The parties hereto intend that the Transfers hereunder constitute sales and absolute transfers of the Series Trust Assets conveyed by the Seller to the Trust for value. To the extent, however, that such Transfers are deemed not to constitute sales and/or absolute transfers thereof, this Supplement shall be deemed to constitute a security agreement under the UCC (as defined in the UCC as in effect in the State of Delaware). In connection therewith, the Seller hereby grants to the Trustee on the terms and conditions of this Supplement a security interest, which except as otherwise expressly permitted hereunder in the case of instruments pending delivery thereof to the Trustee, shall be a first priority perfected security interest, in and against all of the Seller's right, title and interest in and to the Series Receivables and the other Series Trust Assets from time to time Transferred to the Trust for the purpose of securing the rights of the Trustee for the benefit of the Holders of the Series 1997-1 Certificates.

         SECTION 3.02. Acceptance by Trustee. (a) The Trustee hereby acknowledges its acceptance on behalf of the Trust for the benefit of the Holders of the Series 1997-1 Certificates of all of the Seller's rights, title and interests in and to the Series Trust Assets, now existing and hereafter created and declares that it shall maintain such right, title and interest, upon the trust herein set forth, for the benefit of such Certificateholders.

         SECTION 3.03. Representations and Warranties of the Seller Relating to the Series Trust Assets. The Seller hereby represents and warrants to the Trust as of each Transfer Date in respect of Series 1997-1, that with respect to each such Series Receivable Transferred to the Trust on such Transfer Date:

         (a) Such Series Receivable is an Eligible Receivable.

         (b) To the best of the Seller's knowledge, such Series Receivable is the legal, valid and binding obligation of each Obligor related thereto, which obligation is, in each case, enforceable against each such Person in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally, now or hereafter in effect, and except as such enforceability may be limited by general principles of equity.

         (c) The assignment of the related Claimant's right to receive payments under such Series Receivable does not contravene or conflict with any applicable law, rule or regulation or any contractual or other restriction, limitation or encumbrance, which, in any case, would materially impair the enforceability of such assignment as against the creditors or any debtor-in- possession, bankruptcy trustee, receiver or other similar Person of or for such Claimant.

         (d) To the best of the Seller's knowledge, such Series Receivable has not, nor has the Qualified Annuity Contract relating thereto or any document in the related Receivable Package, been satisfied, subordinated or rescinded.

         (e) Such Series Receivable is unrelated to any Annuity Provider which on the Transfer Date therefor is, or Claimant which at the time of the sale of such Series Receivable by the Claimant to the Company pursuant to the Settlement Purchase Agreement was, the subject of an Insolvency Event (as determined without giving effect to the 30 day grace period for involuntary proceedings), unless, with respect to a Claimant which was the subject of such an event, the bankruptcy court having jurisdiction over such Claimant had approved the sale of such Series Receivable to the Company.

         (f) The Claimant thereof was, at the time of the sale of such Series Receivable to the Company pursuant to the Settlement Purchase Agreement, (x) a resident of a state (other than a Prohibited State) in the United States of America and (y) of the age of majority in such state.

         (g) Such Series Receivable has no related guaranty, letter of credit providing support therefor, or collateral security therefor, other than any guaranty, letter of credit or collateral security that has been assigned by the Claimant to the Company, by the Company to the Seller and by the Seller to the Trust.

         (h) The Back-Up Servicer has received a Receivables Package which is complete in all material respects with respect to such Series Receivable.

         (i) To the best of the Seller's knowledge:

                  (x) the Qualified Annuity Contract relating to such Series Receivable has been duly authorized and issued and constitutes the legal, valid and binding obligation of the Annuity Provider and is not subject to defense, rescission, reduction, set-off or other defenses;

                  (y) the Settlement Agreement under which such Series Receivable arises has been duly executed by all parties thereto and constitutes the legal, valid and binding obligation of such parties (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally or general principals of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and is not subject to defense, rescission, reduction, set-off or other defenses; provided that only such portion of such Receivable which is subject to such defense, rescission, reduction, set-off or other defense shall be deemed to violate this clause (y); or

                  (z) neither such Qualified Annuity Contract nor the Settlement Agreement contravenes in any material respect any Requirement of Law applicable thereto.

         (j) The Transfer of such Series Receivable to the Trust would not cause a Significant Event or a Potential Significant Event to occur.

         (k) The Seller has taken and completed all actions reasonably required to protect and perfect the Trust's interest and priority in such Series Receivable under the UCC and other applicable law as against the creditors or any trustee(s) in bankruptcy of or for the Claimant thereon, the Company, and the Seller.

         (l) The total purchase price to have been paid by the Company to the Claimant for such Series Receivable under the applicable Settlement Purchase Agreement has been paid in full and all obligations of the Company to fully effectuate the purchase of such Receivable pursuant to the Settlement Purchase Agreement have been fully performed by the Company (it being understood and agreed that the Company may have a continuing obligation to remit Split Payments to such Claimant from time to time, but such obligation alone shall not render the foregoing incorrect).

         (m) All of the applicable Eligible Receivable Purchase Procedures have been completed in all material respects with respect to such Series Receivables.

         (n) No effective financing statement or other instrument similar in effect that covers all or part of any such Series Receivable or any other Series Trust Assets relating thereto is on file in any recording office except (i) such as may be filed in favor of the Company in accordance with the Settlement Purchase Agreement, (ii) such as may be filed by the Seller against the Company (and which shall be assigned to the Trust) pursuant to the Seller Purchase Agreement, (iii) such as may be filed in favor of the Trustee, for the benefit of the Certificateholders, in accordance with this Agreement, (iv) such as may be filed in favor of the Agent against the Company under the Revolving Credit Facility to the extent the Intercreditor Agreement remains in full force and effect, and (v) filings in respect of which duly executed UCC-3 termination statements or releases effective to terminate such filing against the Trust Assets shall have been delivered to the Trustee.

         The representations and warranties made pursuant to this Section 3.03 on the date of any Transfer of any Series Receivable to the Trust shall survive such Transfer. Upon discovery by the Seller, any Master Servicer, the Back-Up Servicer or the Trustee of a material breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties hereto. The Trustee's obligations in respect of any such breach are limited as provided in Article XI of the Agreement, including, without limitation, Section 11.02(g) of the Agreement.

                                   ARTICLE IV
          COMPENSATION OF MASTER SERVICER, BACK-UP SERVICER AND TRUSTEE

         SECTION 4.01. Compensation of the Master Servicer, the Back-up Servicer and the Trustee. (a) The Master Servicing Fee, the Back-up Servicing Fee and the Trustee Fee, in each case, in respect of Series 1997-1, shall be payable to the Master Servicer, the Back-up Servicer and the Trustee, respectively, in arrears, on each Distribution Date in respect of any Collection Period (or portion thereof during which the Series 1997-1 Certificates are outstanding). Such fees shall be payable to the Master

Servicer, the Back-up Servicer and the Trustee solely to the extent amounts are available for distribution pursuant to Sections 6.03 or 6.02(c). In the event that there are insufficient amounts available for distribution to facilitate the payment in full of all such fees owing in respect of such Distribution Date, such available amounts shall be distributed to the Master Servicer, the Back-up Servicer and the Trustee, ratably, in accordance with the relation that the Master Servicing Fee, the Back-up Servicer Fee or the Trustee Fee, as applicable, owing on such Distribution Date bears to the sum of all such fees owing on such date.

         SECTION 4.02. Successor Master Servicer. Each successor to the Master Servicer appointed under or with respect to this Supplement shall be deemed bound by the terms of the Agreement, this Supplement and each of the other Operative Documents relating to Series 1997-1 to which the Master Servicer is a party or is subject.


                                    ARTICLE V
                     CONDITIONS TO ISSUANCE OF CERTIFICATES

         SECTION 5.01 Conditions to Issuance. The Trustee will not execute, authenticate or deliver any Series 1997-1 Certificates to be issued hereunder on the Series Issuance Date for Series 1997-1 unless:

                  (a) the Trustee and the Placement Agent shall have received written certification from the Seller that the Agreement, this Supplement, the Seller Purchase Agreement, the Certificate Purchase Agreement, the Intercreditor Agreement and Lock-Box Notices with respect to all of the then-existing Lock-Box Accounts and the lock-boxes relating thereto shall have been fully executed and shall have become effective and continue to be effective on or concurrently with the Series Issuance Date for Series 1997-1;

                  (b) the Trustee and the Placement Agent shall have received written certification from the Seller that all conditions to the issuance of the Series 1997-1 Certificates under Section 6.09 of the

         Agreement shall have been satisfied;

                  (c) the Trustee and the Placement Agent shall have received original copies of the Opinions of Counsel identified on Schedule II hereto, in each case, in form and substance and from such counsel as shall be satisfactory to it;

                  (d) on the Series Issuance Date for the Series 1997-1 Certificates, the Trustee and the Placement Agent shall have received written confirmation from Duff & Phelps and Moody's that the Class A Certificates shall be rated at least "A" by Duff & Phelps and at least "A2" by Moody's;

                  (e) the Trustee shall have received written certification from the Placement Agent that (i) the Placement Agent shall have received fully-executed copies of all of the instruments, documents and agreements identified on the list of closing documents set forth as
         Schedule II hereto and (ii) that the Placement Agent has not made any public solicitations or public offers (in each case, within the meaning of the Act) in connection with its placement of the Series 1997-1 Certificates; and

                  (f) the Trustee shall have received written confirmation from the Placement Agent that the Placement Agent shall have received its placement agent fee (such fee to be determined in accordance with, and set forth in, a separate letter agreement between the Placement Agent and the Company).

                                   ARTICLE VI
           RIGHTS AND OBLIGATIONS OF SERIES 1997-1 CERTIFICATEHOLDERS;
                    ALLOCATION AND APPLICATION OF COLLECTIONS

         SECTION 6.01. Creation of the Series Accounts for Series 1997-1. (a) On or prior to the Series Issuance Date, the Master Servicer, for the benefit of the Series 1997-1 Certificateholders, shall establish and maintain with an Eligible Institution, in the name of the Trustee, on behalf of the Trust, the following segregated bank accounts: (i) an interest bearing account (the "Series Collection Account") to be identified as the "Series 1997-1 Collection Account for the SSC Master Trust I," (ii) an interest bearing account (the "Series 1997-1 Reserve Account") to be identified as the "Series 1997-1 Reserve Account for the SSC Master Trust I," (iii) an interest bearing account (the "Series Payment Account") to be identified as the "Series 1997-1 Payment Account for the SSC Master Trust I" and (iv) an interest bearing account (the "Investment Proceeds Account") (the Series Collection Account, the Series 1997-1 Reserve Account, the Series Payment Account and the Investment Proceeds Account being referred to hereinafter with respect to Series 1997-1, collectively, as the "Series Accounts").


         (b) Out of the proceeds of the issuance and sale of the Class A Certificates, the Trustee, prior to making any payments thereof to the Seller, shall deposit to the Series 1997- 1 Reserve Account an amount equal to one percent (1.0%) of the Original Aggregate Discounted Receivables Balance of the Series Receivables as of the Series Issuance Date.

         (c) At the written direction of Wentworth (which may be a standing order), funds on deposit in the Series Collection Account, the Series 1997-1 Reserve Account and the Investment Proceeds Account shall be invested by the Trustee in Eligible Investments selected by Wentworth (or, if not so instructed, then held by the Trustee on deposit in such account). All such Eligible Investments shall be held by the Trustee for the benefit of Series 1997-1. All interest and other investment earnings and interest (net of losses and investment expenses, the "Investment Proceeds") on funds on deposit in the Series Account shall upon receipt thereof be deposited in the Investment Proceeds Account and be distributed therefrom in accordance with Sections 6.02(c). Neither funds deposited in the Series Payment Account nor funds deposited to any other Series Account on the Business Day prior to the Distribution Date shall be required to be invested overnight. Any direction by Wentworth to invest funds on deposit in any applicable Series Account in accordance with this Section shall be in writing (which may be a standing instruction) and shall certify that the requested investment is an Eligible Investment which matures (and the proceeds of which are distributable to the Trustee) no later than the Business Day immediately preceding the next Distribution Date.

         (d) Subject to the terms of the Intercreditor Agreement and the Agreement, the Master Servicer (together with the Company and the other Applicable Master Servicers) shall have the power to instruct the Collateral Trustee (but only to the extent that such instructions are in accordance with the requirements of the Agreement and this Supplement) in accordance with
Section 3.01(c) of the Agreement, to make withdrawals from the Master Collection Account and to transfer such amounts to the Series Collection Account (or, with respect to amounts not constituting Series Trust Assets, to such other account as shall be specified to the Trustee) and, with respect to any Split Payments therein, to the Split Payment Account, which instructions shall be given daily by delivery of the Daily Report. The Master Servicer shall also have the power to instruct the Trustee (but only to the extent that such instructions are in accordance with the requirements of the Agreement and this Supplement) to make withdrawals, (x) from the Series Collection Account and the Series 1997-1 Reserve Account on the Business Day preceding each Distribution Date and to transfer such amounts to the Series Payment Account, which directions shall be set forth in the Monthly Report, (y) on each

Distribution Date from the Investment Proceeds Account and to pay such amounts to the Persons specified in Section 6.02(c) in accordance the directions set forth in the Monthly Report, and (z) on each Distribution Date from the Series Payment Account and to pay such amounts to the Person entitled thereto pursuant to Section 6.03 and in accordance with the directions set forth in the Monthly Report. If so requested by the Control Party at any time after the occurrence and during the continuance of a Servicer Default with respect to Series 1997-1 (with a copy of such request sent to the Trustee), the Paying Agent shall cease to follow the direction of the Master Servicer and shall instead rely on the directions of the Back-up Servicer.

         SECTION 6.02. Determination of Payment Amounts; Deposits to and Withdrawals from the Series 1997-1 Reserve Account. (a) On or prior to the Series Determination Date for each month, the Master Servicer shall determine (such determinations to be set forth in the Monthly Report to be delivered to the Trustee on each such Series Determination Date) the amount of Collections and Investment Proceeds, in each case, for the immediately preceding Collection Period, the amounts required to be paid or deposited pursuant to Section 6.03 to the Persons listed therein or to the Series 1997-1 Reserve Account, as applicable, and, to the extent applicable, the amounts to be withdrawn from the Series 1997-1 Reserve Account and the Investment Proceeds Account in respect of the following Distribution Date. The Master Servicer (or, in accordance with
Section 6.01(d), the Back-up Servicer) shall instruct the Paying Agent to make the appropriate transfers from the Series Collection Account and the Series 1997-1 Reserve Account to the Series Payment Account and from the Investment Proceeds Account, in each case, to facilitate making the payments required pursuant to Sections 6.02(c) and 6.03 by the close of business on the Business Day immediately preceding the Distribution Date following such Series Determination Date.

         (b) As described in Section 6.01(b), the Trustee (or the Initial Master Servicer on behalf of the Trustee) shall deposit funds in the amount of the Specified Series 1997-1 Reserve Balance in the Series 1997-1 Reserve Account out of the initial proceeds received by it from the initial sale of the Class A Certificates. In addition, pursuant to Section 6.03, funds (to the extent available pursuant to and in accordance with such Section) shall be deposited to such account on each Distribution Date occurring prior to the Projected Class A Payment Date to the extent that the balance thereof is less than the Specified Series 1997-1 Reserve Balance to increase the balance thereof to the Specified Series 1997-1 Reserve Balance. Funds in the following amounts (and to be used for the payment of such amounts) may be withdrawn from such account on the Business Day immediately preceding each Distribution Date and deposited into the Series Payment Account for distribution on the succeeding Distribution Date as set forth in Section 6.03: (i) to the extent Collections and other amounts received by the Trust or the Seller (and remitted to the Trust as required hereunder and under the Agreement), in each case, with respect to Series 1997-1 during the immediately preceding Collection Period are less than the sum of (x) the aggregate amount of the Master Servicing Fee (to the extent the Master Servicer is not an Affiliated Entity), the Trustee Fee, the Back-up Servicing Fee and the Class A Interest Distribution Amount payable in respect of such Collection Period and (y) with respect to any Distribution Date occurring after the Projected Class A Payment Date, the Aggregate Principal Balance of the Class A Certificates, the amount of such deficiency; and (ii) to the extent that the balance of the Series 1997-1 Reserve Account would exceed the Specified Series 1997-1 Reserve Balance (as such amounts are calculated after giving effect to all withdrawals, deposits and payments required to be made on such Distribution
Date), the amount of such excess. On the first Distribution Date to occur after the Collection Date with respect to the Class A Certificates, all amounts in the

Series 1997-1 Reserve Account shall be remitted to the Seller.

         (c) As described in Section 6.01(c), all Investment Proceeds with respect to the Series Accounts shall be deposited into the Investment Proceeds Account. On each Distribution Date, the amount of such Investment Proceeds received during the immediately preceding Collection Period shall be distributed to the Persons set forth in clause (i)-(iv) of Section 6.03 to the extent insufficient funds in the Series Payment Account exist to pay the amounts owing to such Persons on such Distribution Date, and otherwise all such excess Investment Proceeds with respect to such Collection Period shall be distributed to the Seller on such date.

         SECTION 6.03. Distributions. (a) On each Distribution Date, the Paying Agent shall, in accordance with the Master Servicer's (or the Back-up Servicer's, as applicable) instructions (a copy of which shall be delivered to the Trustee (if other than the Paying Agent)), distribute the funds on deposit in the Series Payment Account (or, to the extent provided, in the Investment Proceeds Account) in payment of the following amounts in the following order of priority:

         (i)  to following amounts to the following parties, pari passu:

              a) to the Trustee, the Trustee Fee in respect of the immediately preceding Collection Period;

              b) to the Master Servicer (if other than an Affiliated Entity), the Master Servicing Fee in respect of the immediately preceding Collection Period; and

              c) to the Back-up Servicer (or to the Trustee to facilitate the payment by the Trustee of the Back-up Servicer as provided in the Back-up Servicing Agreement), the Back-up Servicing Fee in respect of the immediately preceding Collection Period;

                  (ii) to the Class A Certificateholders, the Class A Interest Distribution Amount in respect of such Distribution Date;

                  (iii) prior to the first Distribution Date occurring on or after the Projected Class A Payment Date, to the Series 1997-1 Reserve Account to the extent such funds are required to increase the balance thereof to the Specified Series 1997-1 Reserve Balance;

                  (iv) to the Master Servicer (if an Affiliated Entity), the Master Servicing Fee in respect to the immediately preceding Collection Period;

                  (v) unless the Acceleration Date or the Litigation Loss

         Trigger Date shall have occurred, to the Class B Certificateholders, the Class B Interest Distribution Amount in respect of such Distribution Date;

                  (vi) to the Class A Certificateholders an amount equal to the lesser of (x) any remaining amounts available for distribution on such date after payment of items (i)-(v) above and (y) the Aggregate Principal Balance of the Class A Certificates at such time;

                  (vii) ratably to the Master Servicer (if other than an Affiliated Entity), the Back-up Servicer, the Trustee and the Class A Certificateholders, any and all other amounts then owing to such Persons hereunder (including, without limitation, any indemnities); and

                  (viii) to the Class B Certificateholders, all remaining amounts available for distribution on such date after payment in full of items (i)-(vii) above (other than amounts in the Series 1997-1 Reserve Account or the Investment Proceeds Account) (to be applied by such Certificateholders first to the payment of any accrued but unpaid Class B Interest Distribution Amount, then to the reduction of the Aggregate Principal Balance of the Class B Certificates outstanding at such time, then to the payment of any and all other amounts then owing to such Certificateholders hereunder (including, without limitation, any indemnities) and then as a final distribution of the residual interest in the Series 1997-1 to such Certificateholders.

         (b) Notwithstanding any provision to the contrary herein, if at any time after any payment to any Series 1997-1 Certificateholder, the Trustee, the Master Servicer (if other than an Affiliated Entity) or the Back-up Servicer made pursuant to this Section 6.03, such payment is rescinded or must otherwise be returned for any reason, effective upon such rescission or return such payment shall automatically be deemed, as between such Series 1997-1 Certificateholder, the Trustee, such Master Servicer or the Back-up Servicer, as the case may be, and the Seller and the Master Servicer (if an Affiliated Entity), never to have occurred, and the Seller and/or such Master Servicer shall be required, to the extent it received any amounts under this Section 6.03 of a lower priority then such rescinded or returned payment, to pay to the Person from whom such returned or rescinded payment was recovered, an amount equal to such rescinded or returned payment.

         (c) Distributions to Series 1997-1 Certificateholders hereunder shall be made by wire transfer to each Series 1997-1 Certificateholder to such account as may be designated in writing, received by the Paying Agent at least fifteen Business Days prior to the applicable distribution date, by each Series 1997-1 Certificateholder without presentation or surrender of any Series 1997-1 Certificate or the making of any notation thereon. Any designation by a Series 1997-1 Certificateholder of an account for receipt of wire transfers pursuant to the preceding sentence may be a standing instruction, effective with respect to the applicable distribution date and each distribution date thereafter until revoked. In the absence of such timely wire transfer instructions, payment will be made by check to the address of record of the Series 1997-1 Certificateholder. All other payments will be made in accordance with the Agreement or as otherwise may be agreed upon by the Paying Agent and such other Person entitled to payment thereon.

         SECTION 6.04. Allocations. (a) Subject to Section 6.04(l), a separate Capital Account shall be maintained by the Seller on behalf of the Trust for each Series 1997-1 Certificateholder in accordance with federal income tax accounting principles and Sections 1.704-1(b) and 1.704-2 of the Regulations, which account shall, as of any given date, reflect the Capital Contributions made to the Trust by each Certificateholder in respect of Series 1997-1, net of any liabilities that the Trust is considered to assume or "take subject to" pursuant to Section 752 of the Internal Revenue Code in respect of Series 1997-1, (i) increased to reflect its distributive share of Trust income (including income exempt from tax) and gain (or any item thereof) and (ii) decreased to reflect (x) its distributive share of Trust loss and deduction (or any item thereof), (y) its distributive share of expenditures of the Trust described in Section 705(a)(2)(B) of the Internal Revenue Code (which share shall be determined in accordance with this Supplement) for each Fiscal Year or fraction thereof and (z) the amount of cash or the fair market value of property distributed by the Trust to it, net of any liabilities assumed by such Certificateholder or to which the property is subject under Section 752 of the Internal Revenue Code, in each case, in respect of Series 1997-1. It is the intention of the Series 1997-1 Certificateholders that the above-described Capital Accounts be maintained in accordance with Section 704(b) of the Internal Revenue Code and with the Regulations thereunder so that such allocations of income, gain, loss and deduction (or items thereof) provided in this Supplement shall have substantial economic effect thereunder. If, in the opinion of the Seller, the manner in which the Capital Accounts are to be maintained pursuant to the preceding provisions of this Section 6.04 should be modified in order to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Regulations thereunder, then, notwithstanding anything to the contrary contained in the preceding provisions of this Section 6.04, the Seller may amend this Supplement to alter the method in which such Capital Accounts are maintained in order to comply with Section 704(b) of the Internal Revenue Code, without notice to or consent from any Series 1997-1 Certificateholders; provided, however, that no such amendment shall affect the timing or amount of cash or other property payable by the Trust to any Series 1997-1 Certificateholder (other than the Seller or its Affiliates), affect the timing, amount or character of any items of income, gain, loss, deduction, credit, profits or losses allocable to any Certificateholder (other than the Seller or any of its Affiliates) or otherwise affect the economic arrangement among the Certificateholders.

         (b) Except as expressly provided otherwise in this Section 6.04 and subject to Section 6.04(l), Trust income, gain, loss, deduction and credit in respect of Series 1997-1 shall be allocated to the Series 1997-1
Certificateholders for each taxable year of the Trust as follows:

                  (i) First, items of gross income of the Trust in respect of Series 1997-1 (and items of gain of the Trust in respect of Series 1997-1, if such gross income of the Trust is insufficient to satisfy the allocation set forth in this Section 6.04(b)(i)) shall be allocated to the Class A Certificateholders until each Class A Certificateholder shall have been allocated an aggregate amount of gross income (or gain) equal to (i) the sum of (A) the aggregate of the Class A Interest Distribution Amounts received by such Class A Certificateholder for all periods, plus (B) the Class A Interest Distribution Amount that would have been distributed to such Class A Certificateholder had there been a Distribution Date on the last day of the current taxable year, less
         (ii) the cumulative amounts previously allocated to such Class A Certificateholder under this Section 6.04(b)(i) for all prior years. Allocations to each Class A Certificateholder pursuant to this Section 6.04(b)(i) shall be made in the proportion that the Certificate Principal Balance of such Class A Certificateholder's Class A Certificate bears to the Aggregate Principal Balance of all Class A Certificates outstanding at such time.

                  (ii) All other items of income, gain, loss and deduction in respect of Series 1997-1 shall be allocated to each Class B Certificateholder in the proportion that the Certificate Principal Balance of such Class B Certificateholder's Class B Certificate bears to the Aggregate Principal Balance of all Class B Certificates outstanding at such time.

         (c) If any Series 1997-1 Certificateholder unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations in respect of Series 1997-1, items of Trust income and gain shall be specially allocated to each such Series 1997-1 Certificateholder in an amount and manner sufficient to as quickly as possible eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of such Series 1997-1 Certificateholder created by such adjustments, allocations and distributions. An allocation pursuant to this
Section 6.04(c) shall be made for an accounting period if and to the extent that such Series 1997-1 Certificateholder would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 6.04 have been tentatively made.

         (d) Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Section 6.04, if there is a net decrease in Trust Minimum Gain during any Fiscal Year, each Series 1997-1 Certificateholder shall, to the extent required by Section 1.704-2(f) of the Regulations, be specially allocated items of Trust income and gain for such year (and, if necessary, subsequent years) in an amount equal to the portion of such Series 1997-1 Certificateholder's share of such net decrease in Trust Minimum Gain, determined in accordance with Section 1.704-2(g)(2) of the Regulations and this Supplement (it being the parties' intent that no Class A Certificateholder shall share in such Trust Minimum Gain or any decrease therein; provided, however, that allocations, if any, of Trust income and gain pursuant to Section 6.04(b) shall be reduced to the extent of any allocation of such Trust income and gain pursuant to this

Section 6.04(d); and provided, further, that, if the allocations of Trust income and gain pursuant to this Section 6.04(d) exceeds the amount of such Trust income and gain, if any, that would be allocated to such Series 1997-1 Certificateholders pursuant to Section 6.04(b), such Series 1997-1 Certificateholders shall be allocated Trust loss or deduction equal to such excess. The items to be so allocated shall be determined in accordance with
Section 1.704- 2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 6.04(d) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

         (e) Subject to Section 6.04(d), but notwithstanding any other provision of this Section 6.04, if there is a net decrease in Certificateholder Nonrecourse Debt Minimum Gain during any Fiscal Year, each Series 1997-1 Certificateholder that has a share of such Certificateholder Nonrecourse Debt Minimum Gain shall, to the extent required by Section 1.704-2(i)(5) of the Regulations, be specifically allocated items of Trust income and gain for such year (and, if necessary, subsequent years), in an amount equal to the portion of such Series 1997-1 Certificateholder's share of the net decrease in Certificateholder Nonrecourse Debt Minimum Gain, determined in accordance with
Section 1.704-2(i)(4) of the Regulations (it being the parties' intent that no Class A Certificateholder shall share in Certificateholder Nonrecourse Debt Minimum Gain or any decrease therein). The items to be so allocated shall be determined in accordance with Section 1.704-2(i)(4) of the Regulations. This
Section 6.04(c) is intended to comply with partner nonrecourse debt minimum gain chargeback requirement in Section 1.704-2(i) of the Regulations and shall be interpreted consistently therewith.

         (f) Any Certificateholder Nonrecourse Deductions in respect of Series 1997-1 shall be allocated to the Series 1997-1 Certificateholder that bears the economic risk of loss with respect to the Certificateholder Nonrecourse Debt to which such Certificateholder Nonrecourse Deductions are attributable in accordance with Section 1.704-2(i)(1) of the Regulations. Consistent with the allocation of items of income, gain, loss and deduction in respect of Series 1997-1 to the Class B Certificateholders pursuant to Section 6.04(b), all Trust Nonrecourse Deductions in respect of Series 1997-1 shall be allocated to the Class B Certificateholders; provided, however, that if it is determined that any such Trust Nonrecourse Deductions should or must be allocated to Series 1997-1 Certificateholders other than the Class B Certificateholders, such Series 1997-1 Certificateholders shall be allocated additional gross income and gain of the Trust in an amount equal to such Trust Nonrecourse Deductions in the year of the allocation of such Trust Nonrecourse Deductions or as soon as thereafter as possible.

         (g) To the extent an adjustment to the adjusted tax basis of any Series Trust Asset pursuant to Section 734(b) of the Internal Revenue Code or Section 743(b) of the Internal Revenue Code is required to be taken into account in determining Capital Accounts in respect of Series 1997-1 pursuant to Section

1.704- 1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations,
the amount of such adjustment to such Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Series 1997-1 Certificateholders in a manner consistent with the manner in which their Capital Accounts in respect of Series 1997-1 are required to be adjusted pursuant to such Sections of the Regulations.

         (h) Income, gain, loss and deduction with respect to any property (other than money) contributed to the capital of the Trust in respect of Series 1997-1 shall, solely for tax purposes, be allocated among the Series 1997-1 Certificateholders so as to take account of any variation between the adjusted basis of such property to the Trust for federal income tax purposes and its fair market value at the time of contribution in accordance with Section
704(c) of the Internal Revenue Code and the applicable Regulations promulgated thereunder as determined by the Seller. Allocations pursuant to this Section 6.04(h) are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Certificateholder's Capital Account or share of profits, losses, other items or distributions pursuant to any provision of this Supplement.

         (i) Income, gain, loss, deduction and credits allocable to an Interest assigned or reissued in respect of Series 1997-1 during a Fiscal Year shall be allocated to each Person who was the holder of such Interest during such Fiscal Year, in proportion to the number of days that each such holder was recognized as the owner of such Interest during such Fiscal Year by an interim closing of the books or in any other proportion permitted by the Internal Revenue Code and selected by the Seller, without regard to the results of Trust operations or the date, amount or recipient of any distributions which may have been made with respect to such Interest. The effective date of the assignment shall be (i) in the case of a voluntary assignment, the actual date the assignment is recorded on the books of the Trust or (ii) in the case of involuntary assignment, the date of the operative event.

         (j) The Regulatory Allocations are intended to comply with certain requirements of Sections 1.704-1(b) and 1.704-2 of the Regulations. Notwithstanding any other provision of this Section 6.04 (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Trust items of income, gain, loss and deduction as among the Series 1997-1 Certificateholders so that, to the extent possible, the net amount of such allocations of other Trust items and the Regulatory Allocations shall be equal to the net amount that would have been allocated to the Series 1997-1 Certificateholders if the Regulatory Allocations had not occurred.

         (k) The Seller's calculation with respect to the Capital Accounts for Series 1997-1 shall be conclusive and binding as to all Series 1997-1 Certificateholders absent manifest error.


         (l) Notwithstanding Sections 6.04(a) through 6.04(k), a Capital Account shall not be maintained and no allocations of Trust income, gain, loss or deduction (or items thereof) shall be made with respect to the Class A Certificateholders except to the extent it is determined that the Class A Certificates represent an interest in the Trust rather than indebtedness of the Trust for federal income tax purposes.

         (m) Notwithstanding anything contained herein to the contrary, it is expressly acknowledged and agreed that the Trustee shall have no duty or responsibility for the establishment, maintenance, allocation, adjustment and/or calculation of the accounts or the account balances, or otherwise in connection with the matters, described in this Section 6.04.


                                   ARTICLE VII
                        STATEMENTS TO CERTIFICATEHOLDERS

         SECTION 7.01. Statements to Certificateholders. (a) By 1:00 P.M. (New York City time) on each Business Day, the Master Servicer shall deliver to the Trustee and the Collateral Trustee a Daily Report for Series 1997-1, in substantially the form attached hereto as Exhibit C, for the second preceding Business Day.

         (b) Promptly following receipt by the Trustee (which shall deliver a copy thereof to the Paying Agent if the Paying Agent does not receive a copy directly from the Master Servicer) of each Monthly Report for Series 1997-1 for each Distribution Date, such Monthly Report to be in substantially the form attached hereto as Exhibit D, the Paying Agent, on behalf of the Trustee, shall forward a copy thereof to each Series 1997-1 Certificateholder.

         (c) On or before March 31 of each calendar year (or such earlier time as may be required by the Internal Revenue Code), beginning March 31, 1998, the Seller, on behalf of the Trust, will furnish to the Paying Agent (unless, in either case, a tax authority of competent jurisdiction requires delivery of a different report) a Form 1099 for each Person that was a Class A Certificateholder during the preceding fiscal year of the Trust, a Schedule K-1 for each Person that was a Class B Certificateholder during the preceding fiscal year of the Trust, or such other applicable information statement for each Person that was a Series 1997-1 Certificateholder during the preceding fiscal year of the Trust, in each case, setting forth (to the extent applicable) each Holder's allocable share of items of income and deduction with respect to Series 1997-1, together with such other customary information as is necessary to enable the Series 1997-1 Certificateholders to prepare their tax returns. Promptly following its receipt thereof, the Paying Agent, on behalf of the Trustee, shall forward a copy thereof to each such Certificateholder.

         (d) Promptly following receipt by the Trustee of each certificate furnished to the Trustee pursuant to Section 3.06 of the Agreement, the Paying Agent, on behalf of the Trustee, shall forward a copy thereof to each Series 1997-1 Certificateholder and to each Rating Agency then rating the Series 1997-1 Certificates.

                                  ARTICLE VIII
                            SERIES SIGNIFICANT EVENTS

         SECTION 8.01. Series Significant Events. If any one of the following (each, a "Series Significant Event") shall occur:

                  (a) (i) there shall be a failure to pay in full the Class A Interest Distribution Amount for any three consecutive Distribution Dates, or (ii) the Aggregate Principal Balance of the Class A Certificates shall not have been repaid in full on or prior to June 15, 2011; or

                  (b) any failure by the Seller or the Company to make any payment, transfer or deposit or remit any funds, or, if applicable, to give instructions or notice to the Trustee or the Paying Agent to make such payment, transfer or deposit or remit any funds, in each case, when required to do so and such failure remains unremedied for two Business Days after the Seller or the Master Servicer, as applicable, was required to make such payment, deposit or remittance or give such instruction; or

                  (c) any failure by the Seller or the Company duly to observe or perform in any material respect any other covenant or agreement of the Seller or the Company set forth in any of the Agreement, this Supplement, the Seller Purchase Agreement, the Certificate Purchase Agreement, any other Operative Document relating to Series 1997-1, any other instrument, agreement or document related to any Series 1997-1 Certificate or to any of the foregoing, which failure (x) continues unremedied for thirty days after the earlier of (1) the date upon which written notice of such failure shall have been given to such breaching party by the Trustee, any Certificateholder, the Master Servicer, any Control Party or any other Person and (2) the date upon which a Responsible Officer of such breaching party obtained actual knowledge of such failure and (y) has, or could reasonably be expected in the determination of the Majority Certificateholders to have, a Material Adverse Effect with respect to Series 1997-1; or

                  (d) any representation, warranty or certification made or deemed to have been made by the Seller or the Company under or in connection with the Agreement, the Supplement, the Seller Purchaser Agreement, the Certificate Purchase Agreement, any other Operative Document relating to Series 1997-1, any other instrument, agreement or document related to any Series 1997-1 Certificate or to any of the foregoing, or in any certificate or information delivered pursuant to or in connection with any of the foregoing (including, without limitation, any certificates delivered by any officer of J.G. Wentworth Structured Settlement Funding Corporation for, and on behalf of, the Company (either individually and/or in its capacity as a member or manager of the Seller) in connection with any of the opinions of counsel delivered on the Closing Date), shall, in any event, prove to have been incorrect in any material respect when made or deemed to have been made, and such incorrectness (x) continues unremedied for thirty days after the earlier of (1) the date upon which written notice of such failure shall have been given to such breaching party by the Trustee, any Certificateholder, the Master Servicer, any Control Party or any other Person and (2) the date upon which a Responsible Officer of such breaching party obtained actual knowledge of such failure and
         (y) has, or could reasonably be expected in the determination of the Majority Certificateholders to have, a Material Adverse Effect with respect to Series 1997-1; provided, however, that to the extent that any such untrue representation relates to a Series Receivable, it shall not constitute a Series Significant Event hereunder to the extent the Seller repurchases or substitutes such Series Receivable as required pursuant to Section 2.06(f) of the Agreement; or

                  (e) (i) (x) any Transfer of any Series Trust Assets for Series 1997-1 on any date shall cease to create a valid sale, transfer and assignment to the Trust of all right, title and interest of the Seller in and to such Series Trust Assets, or (y) if such Transfer does not constitute such a sale, transfer and assignment, such Transfer shall cease to create, or the Trust shall otherwise cease to have, a valid, perfected and continuing first priority "security interest" (as defined in the UCC of the jurisdiction the law of which governs the perfection of the interest in such Series Trust Assets created hereunder) in the Series Trust Assets for Series 1997-1; provided, that in either clause
         (x) or (y), if the Series Trust Assets affected by any such event described therein constitute 10% or less of the Aggregate Discounted Receivables Balance of all of the Series Trust Assets, then such circumstance shall not constitute a Series Significant Event if, within 15 days after learning of any such circumstance, the Seller repurchases such affected Trust Assets from the Trust for a price equal to the Aggregate Discounted Receivables Balance thereof (to be paid in cash to the Trustee's Account) or contributes (in exchange for such affected Receivables) to the Series Trust Assets Receivables in respect of which such circumstance does not exist and having an Aggregate Discounted Principal Balance equal to or in excess of that of the affected Receivables; or (ii) the Series 1997-1 Certificates hereunder shall for any reason cease to evidence the transfer to the Series 1997-1 Certificateholders of, or the Series 1997-1 Certificateholders shall otherwise cease to have, a beneficial interest in a trust owning or having a perfected first priority security interest in the Series Receivables and the other Series Trust Assets now existing and hereafter arising and the proceeds thereof to the extent of their respective fractional undivided interest therein; or

                  (f) an Overcollateralization Default shall occur; or

                  (g) the Seller, the Company or the Master Servicer (if an Affiliated Entity) shall become, or become controlled by, an "investment company" within the meaning of the Investment Company Act; or

                  (h) the Trust shall become an association taxable as a corporation or shall become a publicly traded partnership within the meaning of Section 7701 of the Internal Revenue Code; or

                  (i) any transfer by the Company to the Seller of Receivables and Related Property (whether constituting Series Receivables for Series 1997-1 or otherwise) thereunder on any date shall cease to create a valid sale, transfer and assignment to the Seller of all right, title and interest of the Company in, to and under all such Receivables and Related Property; or

                  (j) the Seller shall cease to be an Affiliate of the Company or the Company shall cease to own or control a controlling percentage of the limited liability company interest of the Seller; or

                  (k) to the extent that the Master Servicer is an Affiliated Entity, a Servicer Default shall occur which has a material adverse effect on the interests of the Series 1997-1 Certificateholders under the Agreement, this Supplement, the Seller Purchase Agreement, the Certificate Purchase Agreement or any related instrument or agreement; or

                  (l) the Intercreditor Agreement shall be held (by a court having jurisdiction in a final, unappealable decision or order) to be unenforceable in any material respect; or

                  (m) either (i) the Back-up Servicing Agreement shall be terminated or (ii) the Back-up Servicer shall breach its obligations thereunder and such breach (x) shall remain unremedied for more than 90 days after notice thereof has been given to the Back-up Servicer and
         (y) has, or could reasonably be expected to have a Material Adverse Effect and, in either of the cases of clause (i) or (ii) above, the Rating Agencies (or any of the them) then rating the Series 1997-1 Certificates have reduced or withdrawn their rating of such rated Certificates as a result thereof and shall not have increased or reinstated such rating to a level at least equal to the rating which existed at the time of the occurrence of such event within 90 days after so reducing or withdrawing such rating; or

then, (i) the Majority Certificateholders or (ii) the Trustee (at the direction of the Majority Certificateholders), in either case, by notice given in writing to the Seller and the Master Servicer (and to the Trustee to the extent that such notice is given by the Majority Certificateholders) may declare that a Significant Event has occurred with respect to Series 1997-1 as of the date of such notice.

         Notwithstanding any provision to the contrary in the Agreement, the Seller or the Master Servicer on its behalf shall promptly notify the Trustee of the occurrence of any Series Significant Event or any event or circumstance that with the lapse of time or the giving of notice or both would constitute such a Series Significant Event, which notice shall contain a statement from such Person's chief financial officer describing what action the Seller or the Master Servicer intends to take with respect to such occurrence.


                                   ARTICLE IX
                        ADDITIONAL AGREEMENTS AND RIGHTS
                        OF THE SELLER AND MASTER SERVICER

         SECTION 9.01. Reporting Requirements.

         (a) Promptly following receipt by the Trustee from the Seller of any of the financial or other reports described in Sections 2.05(i) or 3.04(h) of the Agreement, the Paying Agent, on behalf of the Trustee, shall forward a copy of such financial or other report to each Series 1997-1 Certificateholder and to each Rating Agency rating any of the Series 1997-1 Certificates.

         (b) Promptly following any request therefor by the Trustee or the Control Party, each of the Seller or the Master Servicer, as applicable, will furnish to the Trustee or the Series 1997-1 Certificateholders, as applicable, such other information, documents, records or reports respecting the Series Receivables, the other Series Trust Assets or the condition or operations, financial or otherwise, of the Seller or the Master Servicer as the Trustee, the Control Party or any Rating Agency then rating the Series 1997-1 Certificates may from time to time reasonably request.

         SECTION 9.02. Indemnification by the Master Servicer. The Master Servicer, if an Affiliated Entity, shall indemnify and hold harmless each of the Trustee, the Trust, any Series 1997-1 Certificateholder, or any Affiliate of any of the foregoing (each, an "Indemnified Party") from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as the "Indemnified Losses") suffered or sustained by reason of any breach by the Master Servicer of its representations and warranties or obligations under the Agreement or this Supplement (it being agreed that the breach of any such representation or warranty by the Master Servicer (to the extent it is an Affiliated Entity), and the indemnification obligations of the Master Servicer (if an Affiliated Entity) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the "knowledge," "best of knowledge" or other similar limitation on the knowledge of the Master Servicer (if an Affiliated Entity)

contained in any such representation or warranty), excluding, however, (a) Indemnified Losses to the extent resulting from willful misconduct, bad faith, gross negligence, the reckless disregard by such Indemnified Party of any of his, her or its obligations and duties, (b) recourse (except as otherwise specifically provided in the Agreement or this Supplement) for uncollectible Receivables or (c) any net income taxes or franchise taxes imposed with respect to net income (or any interest or penalties with respect thereto) incurred by such Indemnified Party arising out of or as a result of the Agreement, this Supplement or the interest conveyed thereunder or hereunder in Trust Assets or in respect of any Receivable or any Contract or the Seller Purchase Agreement. In addition, in no event shall "Indemnified Losses" include any consequential, special or punitive damages. Indemnification pursuant to this Section shall not be payable from the Trust Assets. The agreement contained in this Section 9.02 shall survive the collection of all Receivables, the termination of the Agreement and this Supplement and the payment of all amounts otherwise due hereunder.

         SECTION 9.03. Optional Repurchase. On any Distribution Date occurring on or after the date on which the Aggregate Principal Balance of the Class A Certificates held by non-Affiliated Entities is reduced to an amount equal to or less than 10% of the Original Aggregate Principal Balance of the Class A Certificates, the Seller shall have the option to purchase the outstanding Class A Certificates at a purchase price equal to the Aggregate Principal Balance thereof, plus all accrued and unpaid interest thereon. The Seller shall give the Master Servicer and the Trustee at least 30 days prior written notice of the date on which the Seller intends to exercise such option to purchase. Not later than 1:00 p.m. (New York City time) on the Business Day preceding such Distribution Date, the Seller shall deposit the purchase price into the Trustee's Account in immediately available funds. Such purchase option is subject to payment in full of the purchase price. On the applicable Distribution Date, the Paying Agent shall pay to the Class A Certificateholders in accordance with their respective interests therein, the remainder of such purchase price.

         SECTION 9.04. Net Worth of the Seller. From the Series Closing Date until the Collection Date for the Class A Certificates, the Seller shall be solvent, maintain a net worth sufficient to carry on its business as then conducted and pay its debts as they generally become due.

         SECTION 9.05. Indemnities by the Seller. Without limiting any other rights which any of the Indemnified Parties may have hereunder or under applicable law, but without duplication, the Seller hereby agrees to indemnify each of the Indemnified Parties from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements, awarded against or incurred by any Indemnified Party relating to or resulting from or in connection with any of the following (all of the foregoing being called the "Seller Indemnified Losses"), other than any such Seller Indemnified Loss (x) constituting recourse for Receivables which are uncollectible for credit reasons or (y) which arise solely from the gross negligence or willful misconduct of the affected Indemnified
Party:

                  (i) the sale or transfer to the Trust of any Series Receivable which was not at the time of such transfer an Eligible Receivable;

                  (ii) reliance on any representation or warranty made in writing by the Seller (or any of its officers) under or in connection with this Agreement, any Seller Transfer Report or any Monthly Report, or reliance on any other information or report delivered by the Seller or by the Master Servicer with respect to the Seller (to the extent based on information provided by the Seller) pursuant hereto, which shall have been false, incorrect or materially misleading in any respect when made; it being agreed that the incorrectness of any such representation or warranty or the determination that any such representation or warranty was materially misleading, and the indemnification obligations of the Seller pursuant to this clause (ii) resulting therefrom, shall in each case, be determined without giving effect to any limitation on the "knowledge," "best of knowledge" or other similar limitation on the knowledge of the Seller contained in any such representation or warranty;

                  (iii) the failure by the Seller to comply with (x) any term, provision or covenant contained in the Agreement, this Supplement, any of the other Operative Documents or any agreement executed in connection with any of the foregoing or (y) any applicable law, rule or regulation with respect to any Receivable, the related Settlement Purchase Agreement or the Related Security, or the nonconformity of any Series Receivable, the related Settlement Purchase Agreement or the Related Security relating thereto with any such applicable law, rule or regulation;

                  (iv) the failure to vest and maintain vested in the Trustee, or to transfer to the Trustee, a first priority perfected ownership or security interest in, the Series Receivables and the associated Related Security, free and clear of any Lien (other than as contemplated under the Operative Documents);

                  (v) the failure to file, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Series Receivables and the associated Related Security, whether at the time of the Transfer thereof to the Trust or otherwise;

                  (vi) the failure by the Seller to be duly qualified to do business, to be in good standing or to have filed appropriate fictitious or assumed name registration documents in any jurisdiction;


                  (vii) the failure of the Seller to pay when due any sales taxes or other governmental fees or charges imposed in connection with the transfer of the Series Receivables hereunder;

                  (viii) the failure of the Seller or any of its agents, employees or representatives to remit any Collections received by it in accordance with the terms hereof; and

                  (ix) the assignment by a Claimant, the Company or the Seller of the rights to Scheduled Payments (or any portion thereof) under a Settlement Purchase Agreement in contravention of an anti-assignment provision in such Settlement Agreement that prohibits the transfer of the rights to such Scheduled Payments (or any portion thereof).

Subject to Section 10.05, any Seller Indemnified Amounts payable under this
Section 9.05 shall, be paid by the Seller to the requesting Indemnified Party within five (5) Business Days following such Indemnified Party's written demand therefor, setting forth in reasonable detail the basis for such demand. The agreements of the Seller contained in this Section 9.05 shall survive the Collection Date of the Series 1997-1 Certificates and the termination of this Supplement. In addition, in no event shall Indemnified Losses include any consequential, special or punitive damages. The provisions of this Section 9.05 shall survive the termination of this Agreement.



                                    ARTICLE X
                                  MISCELLANEOUS

         SECTION 10.01. Ratification of Agreement; Integration. (a) As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement, as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

         (b) This Supplement, the Agreement, the Certificate Purchase Agreement, the Series 1997-1 Certificates, the Back-up Servicing Agreement, the Intercreditor Agreement and the other Operative Documents and other instruments, documents and agreements relating to Series 1997-1 or any of the foregoing set forth the complete agreement of the parties hereto, thereto and the Holders of the Series 1997-1 Certificates, and shall be deemed to have incorporated and superseded all prior written or oral agreements with respect thereto. Each of the Holders of the Series 1997-1 Certificates, by its acceptance thereof, hereby acknowledges and agrees that prior to its purchase or other acquisition of such Certificates, it has reviewed all of the Operative Documents and has completed such independent due diligence as, in each case, it has deemed relevant in making its investment decision with respect to Series 1997-1.

         SECTION 10.02. Counterparts. This Supplement may be executed in two or more counterparts, each of which so executed shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

                  SECTION 10.03. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS DISTINGUISHED FROM THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

         SECTION 10.04. Amendments and Waivers. Notwithstanding anything contained in Section 13.01 of the Agreement:

                  (a) without the prior consent of all of the Series 1997-1 Certificateholders (other than those held by Affiliated Entities), no amendment or waiver of any term or condition of the Agreement, this Supplement, the Seller Purchase Agreement or any other Operative Document relating to Series 1997-1 shall be made which has the effect of (i) releasing all or any material portion of the Series Trust Assets, (ii) waiving any Significant Event or Series Significant Event with respect to Series 1997-1 resulting from (A) the occurrence of an Insolvency Event with respect the Seller, the Master Servicer (if an Affiliated Entity) or the Company, or (B) the occurrence of any event described in Section 8.01(a), (d), (e), (f), (g), (h) or (k) of this Supplement, (iii) modifying the definition of "Control Party," "Insolvency Event," or "Majority Certificateholders," (iv) modifying any provision of (x) Section 6.02, 6.03 or 6.04 of this Supplement which amendment, waiver or modification would materially adversely affect any such Certificateholders or (y) this Section 10.04;

                  (b) without the prior consent of the Majority Certificateholders, no amendment or waiver of any term or condition of the Agreement or this Supplement shall be made which has the effect of modifying so as to render less restrictive any of the definitions of "Defaulted Receivable" or "Eligible Receivable" or any element thereof (but without limitation to the right of any Control Party to exercise its discretion to the extent provided in any such definition);

                  (c) without the consent of all of the Class A
         Certificateholders, no amendment or waiver of any term or condition hereof shall be made which has the effect of reducing the Specified Series 1997-1 Reserve Balance; and

                  (d) (i) it shall be a condition precedent to the effectiveness of any amendment to any of the Operative Documents (other than any amendment to cure any ambiguity or to correct or supplement any provisions herein or therein which may be inconsistent with any other provision herein or therein), that each Rating Agency shall have confirmed in writing that such amendment will not result in a reduction or withdrawal of the rating of the Series 1997-1 Certificates; and (ii) the Seller or the Master Servicer shall promptly notify each Rating Agency of any waiver of any term or condition of any Operative Documents.

No waiver with respect to any term or condition of the Agreement or this Supplement shall extend to any subsequent or other event, circumstance or default or impair any right consequent thereon except to the extent expressly so waived.

         SECTION 10.05. Limitations on Liability. (a) Notwithstanding any provision to the contrary in this Supplement or the Agreement to the contrary, indemnification payments and other amounts described herein as payable by the Seller hereunder (including, without limitation, amounts payable pursuant to Section 9.05) shall be payable only from Available Seller Funds (and, as a result, may be payable from any allocable Trust Asset only if, to the extent that, and after such Trust Asset shall have been distributed to the Seller in accordance with the terms of the Agreement and the Supplements thereto). Unless and until sufficient Available Seller Funds become available to pay any such amount in accordance with the immediately preceding sentence, such indemnification payments and other amounts shall not be due and payable until a year and a day after the Collection Date for the last then outstanding Series.

         (b) None of the members, managers, officers, employees, agents, stockholders, holders of limited liability company interests, officers or directors of or in the Seller or the Master Servicer, past, present or future, shall be under any liability to the Trust, the Trustee, the Series 1997-1 Certificateholders or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to the Agreement or this Supplement or for any obligation or covenant under the Agreement or this Supplement, it being understood that, with respect to the Seller, the Agreement and this Supplement and the obligations created thereunder and hereunder shall be, to the fullest extent permitted under applicable law, solely the limited liability company or corporate obligations of the Seller or the Master Servicer, as applicable. The Seller, the Master Servicer and any member, manager, officer, employee, agent, stockholder, holder of limited liability company interest, officer or director of or in the Seller or the Master Servicer, as applicable, may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Seller or any Affiliate thereof, in the case of the Seller, or the Master Servicer or any Affiliate thereof, in the case of the Master Servicer) respecting any matters arising hereunder.

         SECTION 10.06. Confidentiality. Except to the extent otherwise required by applicable law or as may be necessary to enforce any rights in respect of any Operative Document, each Series 1997-1 Certificateholder (other than the initial Series 1997-1 Certificateholders), by its acceptance of the Series 1997- 1 Certificates held by it, agrees to (a) maintain the confidenti ality of the financial terms of the Operative Documents (unless the Seller shall otherwise consent in writing) and (b) not disclose, deliver or otherwise make available to any third party any non-public information regarding the financial condition, the Credit Policy Manual, any of the other credit and collection policies and procedures or the operations of the Seller, the Master Servicer, or the Company that such Series 1997-1 Certificateholder may obtain pursuant to any Operative Document or in connection with the transactions contemplated thereby (the information described in clauses (a) and (b) above being referred to herein as the "Confidential Information"); provided, however, that such Series 1997-1

Certificateholder may disclose any Confidential Information and the Operative Documents (A) to its directors, officers and employees to the extent necessary or desirable in connection with such Holder's investment in the Series 1997-1 Certificates and to its legal counsel, auditors and accountants, provided they are made aware of the confidential nature of the information and agree to be bound by the provisions hereof, (B) to any rating agency or Governmental Authority, and (C) subject to a written confidentiality agreement for the benefit of the Seller having terms substantially similar to this Section 10.06, to any assignee or potential assignee of the Series 1997-1 Certificates held by such Series 1997-1 Certificateholder; provided, further, however, that such Series 1997-1 Certificateholder shall have no obligation of confidentiality in respect of any information which may be generally available to the public or becomes available to the public through no fault of such Series 1997-1 Certificateholder.

                  SECTION 10.07. Tax and Usury Treatment. The Seller, the Master Servicer and the Trustee have entered into this Supplement, and the Series 1997-1 Certificates will be issued and acquired by the Series 1997-1 Certificateholders, with the intention that, for federal, state and local income and franchise tax and usury law purposes, (i) the Class A Certificates shall be treated as debt, or (ii) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation (the "Intended

Characterization"). The Seller, the Master Servicer and the Trustee, by entering into this Supplement, and each Series 1997-1 Certificateholder, by the acceptance of such Certificate, each hereby agrees to treat and report the Certificates and the Trust for federal, state and local income and franchise tax purposes consistent with the Intended Characterization unless and until required to do otherwise by a relevant taxing or judicial authority. Neither the Trustee nor the Seller shall elect (or cause or permit an election to be made) to be taxed for federal income tax purposes as a corporation or an association taxable as a corporation.

                  SECTION 10.08. Section Headings. The Section headings contained in this Supplement are for convenience only and in no way define, limit or describe the scope or intent of any provision or Section of this Supplement.

         SECTION 10.09. Notices. Notices hereunder shall be given in the manner set forth in the Agreement. Notices to the Rating Agencies with respect to this Series 1997-1, whether pursuant to this Supplement, the Agreement or otherwise, shall be sent to the following addresses, (x) if to Duff & Phelps, to Duff & Phelps Credit Rating Co. at 55 East Monroe Street, Suite 3500, Chicago, Illinois 60603, Attn.: Asset-Backed Monitoring, and (y) if to Moody's, to Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attn.: Alex Dill.

         IN WITNESS WHEREOF, the Seller, the Master Servicer and the Trustee have caused this Supplement to be fully executed by their respective officers as of the day and year first above written.


                                        J.G. WENTWORTH RECEIVABLES I LLC

                                        By:  J.G. Wentworth S.S.C. Limited
                                             Partnership, as a member and as the
                                             Designated Manager

                                        By:  J.G. Structured Settlement Funding
                                             Corporation, as its General Partner



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                        J.G. WENTWORTH & COMPANY, INC., as the
                                        Initial Master Servicer



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


                                       PNC BANK, NATIONAL ASSOCIATION (not
                                       individually but solely in its capacity
                                       as Trustee)



                                        By:
                                           -------------------------------------
                                           Name:
                                           Title: